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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
NTN Buzztime, Inc. (formerly NTN Communications, Inc.) and Subsidiaries

We consent to the incorporation by reference in the registration statements (No. 333-122024, No. 333-60814, No. 333-17247, No. 333-12777 and No. 033-95776) on
Form S-8 and in the registration statements (No. 333-111538, No. 333-105429, No. 333-51650, No. 333-80143, No. 333-69383, No. 333-40625, and No. 33-42350) on
Form S-3 of NTN Buzztime, Inc. and Subsidiaries of our report dated March 16, 2006 relating to the consolidated balance sheets of NTN Buzztime, Inc. and Subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2005, the 2005 and 2004 information in the related financial statement schedule, and our report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, which report appears in the Annual Report on Form 10-K of NTN Buzztime, Inc. and Subsidiaries as of and for the year ended December 31, 2005.



                                                   /s/ HASKELL & WHITE LLP


Irvine, California
March 23, 2006